Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS WARRANT (AND/OR THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT AND OTHER APPLICABLE STATE LAWS AND RULES. NOTWITHSTANDING THE FOREGOING, THE SECURITIES (AND/OR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF) MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES (AND/OR THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF).

Date: June 3, 2009

WARRANT TO PURCHASE 40,000,000 SHARES OF COMMON STOCK OF ELITE
PHARMACEUTICALS, INC.

Exercise Price: $0.0625 per share,
subject to adjustment as provided below (the "Exercise Price")

      THIS IS TO CERTIFY that, for value received, Epic Investments, LLC, a Delaware limited liability company, and its successors and assigns (collectively, the "Holder"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, up to 40,000,000 fully paid and nonassessable shares (the "Warrant Shares") of the common stock, par value $0.01 per share (as amended by the Amendment) ("Common Stock"), of Elite Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and to receive certificates for the Common Stock so purchased. This Warrant to Purchase Common Stock (including any Warrant(s) to Purchase Common Stock issued in exchange, transfer or replacement hereof, the "Warrant") has been issued pursuant to the terms and conditions of the Strategic Alliance Agreement, dated as of March 18, 2009, by and between the Company and the initial holder hereof, as amended by that certain Amendment, dated as of April 30, 2009, and that certain Second Amendment, dated as of June 1, 2009 (the "Strategic Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Strategic Agreement).

      1. EXERCISE PERIOD. The Holder may purchase all or a portion of the Warrant Shares pursuant to Section 2 at any time or times on or after the date of issuance of this Warrant but not after 5:00 p.m., New York time on the seventh (7th) anniversary of the date of issuance of this Warrant (such period, the “Exercise Period”).

      2. EXERCISE OF WARRANT.

      (a) MECHANICS OF EXERCISE. (i) This Warrant may be exercised, in whole or in part, at any time and from time to time during the Exercise Period. Such exercise shall be accomplished by:

      (x) payment to the Company of an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash, by wire transfer to an account designated by the Company or by certified check or bank cashier's check, payable to the order of the Company, and

      (y) physical delivery of this Warrant with an original executed Exercise Notice in substantially the form attached hereto as Exhibit A (the "Exercise Notice") to the Company (the requirements referred to in clauses (x) and (y) being referred to as the "Exercise Delivery Requirements").

      (b) Upon satisfaction of the Exercise Delivery Requirements, the Company will (x) transmit to the Company's transfer agent (the "Transfer Agent") instructions to issue the Warrant Shares in the amount set forth in the Exercise Delivery Requirements and (y) as promptly as possible, but in no event more than three (3) business days after satisfaction of the Exercise Delivery Requirements, (A) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate or certificates representing the shares of Common Stock so purchased, registered in the Company's share register in the name of the Holder or its transferee (as permitted under Section 3 below), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. With respect to any exercise of this Warrant, the Holder will for all purposes be deemed to have become the holder of record of the number of shares of Common Stock purchased hereunder on the date this Warrant is delivered to the Company with a properly executed Exercise Notice and payment of the Exercise Price (the "Exercise Date"), irrespective of the date of delivery of the certificate evidencing such shares, except that, if the date of such receipt is a date on which the stock transfer books of the Company are closed, such Person will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. Fractional shares of Common Stock will not be issued upon the exercise of this Warrant. In lieu of any fractional shares that would have been issued but for the immediately preceding sentence, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. In the event this Warrant is exercised in part, the Company shall issue a new Warrant to the Holder covering the aggregate number of shares of Common Stock as to which this Warrant remains exercisable for as soon as practicable and in no event later than five (5) business days after any exercise. The Company shall pay any and all taxes (other than income or withholding taxes) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

      (d) DISPUTES. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 15.

      (e) FORCE MAJEURE. The Company shall not be liable for or incur penalties for delays or nonperformance in compliance with the issuance or delivery of the Warrant Shares upon the exercise of the Warrant, if such delay or nonperformance was caused by: (i) act of God, act of war, strike, fire, natural disaster, terrorism, quarantine or accident; or (ii) lack of availability of materials, fuel or utilities.

      3. TRANSFERABILITY AND EXCHANGE.

      (a) TRANSFERABILITY. The Warrant and the other rights of the Holder pursuant to this Warrant certificate are not severable from this Warrant certificate, and shall not be assignable or transferable except in connection with a transfer or assignment of this Warrant certificate in accordance with the terms hereof. Any instrument purporting to make a transfer or assignment in violation of this Section 3(a) shall be void and of no effect. Subject to compliance with any applicable securities laws and the conditions set forth in Section 3(e) hereof and to the provisions of Section 4.1 of the Strategic Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant certificate at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon compliance with the foregoing and such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

      (b) WARRANT REGISTER. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

      (c) LOST, STOLEN OR MUTILATED WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant representing the right to purchase the Warrant Shares then underlying this Warrant.

      (d) ISSUANCE OF NEW WARRANTS. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant(s)

being issued pursuant to Section 3(a), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant, which is the same as the issuance date hereunder and (iv) shall have the same rights and conditions as this Warrant.

     (e) SECURITIES LAWS. This Warrant and the Warrant Shares issuable upon the exercise hereof may not be sold, transferred, pledged or hypothecated unless the Company shall have been provided with an opinion of counsel, or other evidence reasonably satisfactory to it, that such transfer is not in violation of the Securities Act, and any applicable state securities laws or, with respect to the Warrant Shares, a registration statement has been filed pursuant to the Securities Act and has been declared effective with respect to such disposition.

      4. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SHARES SUBJECT TO WARRANT. The Exercise Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 4.

      (a) DIVIDENDS, ETC. In case the Company shall, with respect to the holders of its Common Stock, (i) pay a Common Stock dividend or make a distribution to its stockholders in shares of Common Stock or other securities, (ii) split or subdivide its outstanding shares of Common Stock into a greater number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, then the Exercise Price in effect at the time of the record date for such dividend or on the effective date of such split, subdivision or combination, and/or the number and kind of securities issuable on such date, shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the aggregate number and kind of shares of Common Stock (or such other securities other than Common Stock, as the case may be) of the Company, at the same aggregate Exercise Price, that, if such Warrant had been exercised immediately prior to such date, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, split, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

      (b) MERGER, ETC. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

      (c) RECLASSIFICATION, ETC. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

      (d) WEIGHTED AVERAGE ADJUSTMENT. If the Company or any Subsidiary thereof, at any time while this Warrant is outstanding, sells or grants any option to purchase or sells or grants any right to reprice its securities (other than a reduction in the Exercise Price), or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents in connection with an Exempt Issuance, for which the Holder’s consent was not required under Section 4(b) of the Certificate of Designation or Section 4.14 of the Strategic Agreement, entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then applicable Exercise Price (any such issuance, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the then applicable Exercise Price, such issuance shall be deemed to have occurred for less than the then applicable Exercise Price on such date of the Dilutive Issuance), then the then applicable Exercise Price shall be reduced to a price determined by multiplying the then applicable Exercise Price by a fraction, the numerator of which is the sum of (i) the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus (ii) the number of shares of Common Stock issuable upon conversion or exercise of Common Stock Equivalents issued and outstanding immediately prior to the Dilutive Issuance plus (iii) the number of shares of Common Stock which the offering price for such Dilutive Issuance would purchase at the then applicable Exercise Price, and the denominator of which shall be the sum of (1) the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus (2) the number of shares of Common Stock issuable upon conversion or exercise of Common Stock Equivalents issued and outstanding immediately prior to the Dilutive Issuance plus (3) the number of shares of Common Stock so issued or issuable in connection with the Dilutive Issuance. Notwithstanding the foregoing, no adjustment will be made under this Section 3(d) in respect of any issuance as to which the Holder has provided its written approval under Section 4(b) of the Certificate of Designation or Section 4.14 of the Strategic Agreement. The Company shall notify the Holder in writing, no later than five (5) Business Days following a Dilutive Issuance, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). Such Dilutive Issuance Notice shall be given by the Company to the Holder in accordance with Section 10 hereof.

      (e) ADJUSTMENTS LESS THAN ONE PERCENT. Notwithstanding any provision herein to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustments which by reason of this Section 4(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or the nearest one-hundredth of a share, as the case may be.

      (f) OTHER CAPITAL STOCK. In the event that at any time, as a result of an adjustment made pursuant to Section 4(a) or (b) above, the Holder of this Warrant, when thereafter exercised, shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 4, and the other provisions of this Warrant shall apply on like terms to any such other shares.

      5. RESERVATION OF SHARES. The Company covenants that it will at all times take all steps necessary to reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon exercise of this Warrant, as provided herein, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than such aggregate number of Warrant Shares as shall be issuable (taking into account the adjustments and restrictions contained herein) upon the exercise in full of this Warrant. To the extent that the Amendment does not result in an increase of the Company’s authorized and unissued shares of Common Stock adequate for the exercise in full of this Warrant, the Company shall undertake to promptly seek stockholder approval to increase such number of authorized and unissued shares of Common Stock. The Company covenants that all Warrant Shares that shall be issuable upon the exercise of this Warrant shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

      6. NOTICES TO HOLDER. Upon any adjustment of the Exercise Price (or number of shares of Common Stock purchasable upon the exercise of this Warrant) pursuant to Section 4, the Company shall promptly thereafter, but in no event later than ten (10) days after the event causing the adjustment has occurred, cause to be given to the Holder written notice of such adjustment. Such notice shall include the Exercise Price (and/or the number of shares of Common Stock purchasable upon the exercise of this Warrant) after such adjustment, and shall set forth in reasonable detail the Company's method of calculation and the facts upon which such calculations were based. Where appropriate, such notice shall be given in advance and included as a part of any notice required to be given under the other provisions of this Section 6.

In the event of (a) any fixing by the Company of a record date with respect to the holders of any class of securities of the Company for the purpose of determining which of such holders are entitled to dividends or other distributions, or any rights to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right or to give effect to any split, (b) any capital reorganization of the

Company, or reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets or business of the Company to, or consolidation or merger of the Company with or into, any other Person, or (c) any voluntary or involuntary dissolution or winding up of the Company, then and in each such event the Company will give the Holder a written notice specifying, as the case may be (i) the record date for such split, dividend, distribution, or right, and stating the amount and character of such split, dividend, distribution, or right; or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such capital stock or securities receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock securities) for securities or other property deliverable upon such event. Any such notice shall be given at least 10 days prior to the earliest date therein specified.

      7. NO RIGHTS AS A STOCKHOLDER. This Warrant does not entitle the Holder to any voting rights, distribution rights, dividend rights or other rights as a stockholder of the Company, nor to any other rights whatsoever except the rights herein set forth.

      8. ADDITIONAL COVENANTS OF THE COMPANY. The Company shall, upon issuance of any shares for which this Warrant is exercisable, at its expense, promptly obtain and maintain the listing of such shares.

      The Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act for so long as and to the extent that such requirements apply to the Company.

      The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of capital stock receivable upon exercise of this Warrant above the amount payable therefor upon such exercise, (b) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable stock, and (c) the Company shall not, by amendment of its Certificate of Incorporation or Bylaws or through a reorganization, transfer of assets, consolidation, merger, dissolution, issuance, or sale of securities or any other voluntary action, avoid, circumvent, or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Warrant against impairment.

      9. SUCCESSORS AND ASSIGNS. During the Lock-up Period, this Warrant may not be assigned by the Holder without the prior written consent of the Company. This Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and permitted assigns.

      10. NOTICES. The Company agrees to maintain a ledger of the ownership of this

Warrant (the “Ledger"). Any notice hereunder shall be given by registered or certified mail if to the Company, at its principal executive office and, if to the Holder, to its address shown in the Ledger of the Company; provided, however, that the Holder may at any time on three (3) business days written notice to the Company designate or substitute one other address where notice is to be given. Notice shall be deemed given and received when a certified or registered letter, properly addressed with postage prepaid, is deposited in the U.S. mail.

      11. SEVERABILITY. Every provision of this Warrant is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Warrant.

      12. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of choice of laws thereof.

      13. ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Warrant, the prevailing party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses and any other available remedy.

      14. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) business day of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within two (2) business days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) business days thereafter submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder (such approval not to be unreasonably withheld, delayed or conditioned) or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) business days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The fees of such investment bank or independent accountant shall be borne one half by the Company and one half by the Holder.

      15. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Strategic Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

      16. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

      17. ENTIRE AGREEMENT. This Warrant (including the Exhibits attached hereto) constitutes the entire understanding between the Company and the Holder with respect to the subject matter hereof, and supersedes all prior negotiations, discussions, agreements and understandings relating to such subject matter.

      18. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

      (a) "Bloomberg" means Bloomberg Financial Markets.

      (b) "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Trading Market, as reported by Bloomberg, prior to 4:00:00 p.m., New York Time, or, if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 15.

      (c) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

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      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

ELITE PHARMACEUTICALS, INC.

By:	/s/ Chris Dick
Name:	Chris Dick
Title:	Chief Operating Officer and Acting Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT TO PURCHASE COMMON STOCK OF ELITE PHARMACEUTICALS, INC.

      The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("WARRANT SHARES") of Elite Pharmaceuticals, a Delaware corporation (the "COMPANY"), evidenced by the attached Warrant to Purchase Common Stock (the "WARRANT"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

      1. FORM OF EXERCISE PRICE. The Registered Holder intends that payment of the Exercise Price shall be made as:

___________ a "CASH EXERCISE" with respect to _______________ Warrant Shares

      2. PAYMENT OF EXERCISE PRICE. In the event that the Registered Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

      3. DELIVERY OF WARRANT SHARES. The Company shall deliver to the Registered Holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _____________________ __, _____________

Name of Registered Holder

By:
Title (if applicable):

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

For Value Received the foregoing Warrant and all rights evidenced thereby are hereby assigned to __________________________ whose address is
___________________________________________, __________________________________

Dated: ______________________, ____________

Holder's Signature: _________________________

Holder's Address: __________________________

_________________________________________

CONSENTED TO:

Elite Pharmaceuticals, Inc.

By:
Name:
Title: